EXHIBIT 10.1
                                                                    ------------

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of December 17, 2003, by and between WESTBANK CORPORATION, a Massachusetts corporation ("Company") and DONALD R. CHASE, an individual residing at 39 Timber Ridge Road, West Springfield, MA 01089 ("Executive"). Any reference to "Bank" herein shall mean Westbank, a wholly-owned subsidiary of the Company, or any successor thereto.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Executive has been elected to serve the Company in the capacity of President and Chief Executive Officer and also has been elected to serve as President and Chief Executive Officer of the Bank;

     WHEREAS, the Company desires to assure for itself and for the Bank the availability of Executive's services and the ability of Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined);

     WHEREAS, Executive is willing to serve the Company and the Bank on the terms and conditions hereinafter set forth; and

     WHEREAS, this Agreement is intended to supercede any and all prior employment agreements between the Executive and the Company or the Executive and the Bank;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and Executive hereby agree as follows:

     SECTION 1. EMPLOYMENT.
                -----------

     The Company agrees to continue to employ Executive, and Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

     SECTION 2. EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT PERIOD.
                ---------------------------------------------------------

     (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of three (3) years beginning on the date of this Agreement and ending on the third
(3rd) anniversary date of this Agreement (each, an "Anniversary Date"). Upon each Anniversary Date of this Agreement, the Board of Directors of the Company ("Board") shall review the terms of this Agreement and the Executive's performance of services hereunder and may, in the absence of objection from the Executive, approve an extension of the Employment Agreement to a new three year term. The "Remaining Unexpired Employment Period" shall be the remaining period of the Employment Period subject to such extensions as the Board may determine pursuant to this paragraph unless modified by this Agreement.
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     (b) Nothing in this Agreement shall be deemed to prohibit the Company at any time from terminating Executive's employment during the Employment Period with or without notice for any reason; PROVIDED, HOWEVER, that the relative rights and obligations of the Company and Executive in the event of any such termination shall be determined under this Agreement.

     (c) Nothing in this Agreement shall be deemed to prohibit the Executive at any time from terminating his employment during the Employment Period with or without notice for any reason; PROVIDED, HOWEVER, that the relative rights and obligations of the Company and Executive in the event of any such termination shall be determined under this Agreement.

     SECTION 3. DUTIES.
                -------

     Executive shall serve as President and Chief Executive Officer of the Company and the Bank, and having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Company and the Bank and as are customarily associated with such positions. Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Company and the Bank and shall use his best efforts to advance the interests of the Company and the Bank.

     SECTION 4. CASH COMPENSATION.
                ------------------

     In consideration for the services to be rendered by Executive hereunder, the Company shall pay to him a salary at an initial annual rate of FOUR HUNDRED TWENTY-NINE THOUSAND TWO HUNDRED THIRTY-FIVE DOLLARS ($429,235.00), payable in approximately equal installments in accordance with the Company's or Bank's customary payroll practices for senior officers. The Board shall review Executive's annual rate of salary at such times during the Employment Period as it deems appropriate, but not less frequently than once every twelve months, and may, in its discretion, approve an increase in the Executive's annual rate of salary. In addition to salary, Executive may receive other cash compensation from the Company or the Bank for services hereunder at such times, in such amounts and on such terms and conditions as the Board, as applicable, may determine from time to time.

     SECTION 5. EMPLOYEE BENEFIT PLANS AND PROGRAMS.
                ------------------------------------

     During the Employment Period, Executive shall be treated as an employee of the Company and the Bank and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Company or the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company's and Bank's customary practices. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

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     SECTION 6. INDEMNIFICATION AND INSURANCE.
                ------------------------------

     (a) During the Employment Period and for so long as the Executive is subject for suit on claims related to his performance of the duties described in section 3 of this Agreement, the Company shall cause Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it or the Bank to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or the Bank or service in other capacities at the request of the Company or the Bank. The coverage provided to Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company and the Bank.

     (b) To the maximum extent permitted under applicable law, during the Employment Period and for so long as the Executive is subject for suit on claims related to his performance of the duties described in section 3 of this Agreement, the Company shall indemnify Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company, the Bank, or any subsidiary or affiliate thereof.

     SECTION 7. OUTSIDE ACTIVITIES.
                -------------------

     Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); PROVIDED, HOWEVER, that such service shall not materially interfere with the performance of his duties under this Agreement. Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Company and generally applicable to all similarly situated executives. Executive may also serve as an officer or director of the Bank on such terms and conditions as the Company and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with Executive's performance of his duties hereunder or otherwise result in a material breach of this Agreement. If Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction, with respect to participation in the affairs of the Bank, he shall continue to perform services for the Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

     SECTION 8. WORKING FACILITIES AND EXPENSES.
                --------------------------------

     Executive's principal place of employment shall be at the Company's executive offices at the address first above written, or at such other location within Hampden County at which the Company shall maintain its principal executive offices, or at such other location as the Company and Executive may

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mutually agree upon. The Company shall provide or cause the Bank to provide the
Executive at his principal place of employment with a private office, secretarial services, and other support services and facilities suitable to his position with the Company and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Company shall provide to the Executive for his exclusive use an automobile owned or leased by the Company and appropriate to his position, to be used in the performance of his duties hereunder, including commuting to and from his personal residence. The Company shall reimburse Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as Executive and the Company shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Company of an itemized account of such expenses in such form as the Company may reasonably require.

     SECTION 9. TERMINATION OF EMPLOYMENT WITH SEVERANCE BENEFITS.

     (a) Executive shall be entitled to the severance benefits described in section 9(b) herein in the event that his employment with the Company or the Bank terminates during the Employment Period under any of the following circumstances:

          (i) Executive's voluntary resignation from employment with the Company within ninety (90) days following:

               (A) the failure of the Board to appoint or re-appoint or elect or re-elect Executive to the position stated in section 3 of this Agreement (or a more senior office of the Company) or the failure of the Board of Directors of the Bank ("Bank Board") to appoint or re-appoint or elect or re-elect Executive to the position stated in section 3 of this Agreement (or a more senior position of the Bank);

               (B) the failure of the stockholders of the Company or the Bank to elect or re-elect Executive to the Board or a member of the Bank Board, or the failure of the Board or the Bank Board (or the nominating committee thereof) to nominate Executive for such election or re-election;

               (C) the expiration of a thirty (30) day period following the date on which Executive gives written notice to the Company or the Bank, as the case may be, of its material failure, whether by amendment of the Company's organization certificate or By-Laws, or the Bank's state charter or By-Laws, action of the Board, Bank Board or the Company's stockholders or otherwise, to vest in Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such thirty (30) day period, such failure is cured in a manner determined by Executive, in his discretion, to be satisfactory; or

               (D) the expiration of a thirty (30) day period following the date on which Executive gives written notice to the Company or the Bank, as

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          the case may be, of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, such failure is cured in a manner determined by Executive, in his discretion, to be satisfactory; or

          (ii) subject to the provisions of section 10, the termination of Executive's employment with the Company for any other reason not described in section 9(a) other than a termination of the Executive's employment for "cause";

then, the Company shall provide (or cause the Bank to pay and provide) the benefits and pay to Executive the amounts described in section 9(b).

     (b) Upon the termination of Executive's employment with the Company under circumstances described in section 9(a) of this Agreement, the Company shall pay and provide (or cause the Bank to pay and provide) to Executive (or, in the event of his death, to his estate):

          (i) the portion, if any, of the compensation earned by the Executive through the date of the termination of his employment with the Company which remains unpaid as of such date, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after the Executive's termination of employment;

          (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by the Company and the Bank for their officers and employees;

          (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability coverage plans under the plans and programs maintained by the Bank for similarly situated employees until the earlier to occur of:

               (A) the date the Executive first becomes eligible for such benefit coverage plans under the plans or programs maintained by a subsequent employer; or

               (B) the date the Remaining Unexpired Employment Period terminates;

          (iv) within thirty (30) days following his termination of employment with the Company, a lump sum payment, in an amount equal to the present value of the salary that Executive would have earned if he had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Company, where such present value is to be determined using a

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
     discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Company's regular payroll periods for its officers, such lump sum (the "Salary Severance Payment") to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

          (v) within thirty (30) days following his termination of employment with the Company and the Bank, a lump sum payment in an amount equal to the estimated present value of the annual bonuses that the Executive would have earned if he had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the "Bonus Severance Payment"). The Bonus Severance Payment shall be computed using the following formula:

                             BSP = SSP x (ABP / ASP)

     where "BSP" is the amount of the Bonus Severance Payment (before the deduction of applicable federal, state and local withholding taxes); "SSP" is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); "ABP" is the aggregate of the annual bonuses paid or declared (whether or not paid) for the most recent period of three (3) calendar years to end on or before the Executive's termination of employment; and "ASP" is the aggregate base salary actually paid to the Executive during such period of three (3) calendar years (excluding any year for which no bonus was declared or paid). The Bonus Severance Payment shall be in lieu of any claim to a continuation of participation in annual bonus plans of the Bank or the Company which the Executive might otherwise have;

          (vi) within thirty (30) days following his termination of employment with the Company, a lump sum payment, in an amount equal to the value of the additional employer contributions that would have been credited directly to the Executive's accounts under the tax-qualified 401(k) plan, tax-qualified money purchase pension plan and the nonqualified excess benefit plan related to the money purchase pension plan that Executive would have earned if he had continued working for the Company during the Remaining Unexpired Employment Period, where such amounts are calculated by multiplying the last annual amount credited to the Executive's account under each of these plans by the Remaining Unexpired Employment Period; and

          (vii) within thirty (30) days following his termination of employment with the Company, a lump sum payment, in an amount equal to the value of the additional accruals that would have been credited to the Executive's account under the SERP that Executive would have earned if he had continued working for the Company during the Remaining Unexpired Employment Period, where such amounts are calculated by using the SFAS 87 Benefit Expense that would have accrued under the SERP plan for the Remaining Unexpired Employment Period as set forth in the SERP plan summary used for participants.

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The Company and Executive hereby stipulate that the damages which may be incurred by Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to Executive's efforts, if any, to mitigate damages. The Company and Executive further agree that the Company may condition the payments and benefits (if any) due under sections 9(b)(iii), 9(b)(iv), 9(b)(v), 9(b)(vi) and 9(b)(vii) on the receipt of Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either of them.

     SECTION 10. TERMINATION WITHOUT ADDITIONAL COMPANY LIABILITY.
                 -------------------------------------------------

     In the event that Executive's employment with the Company shall terminate during the Employment Period on account of:

     (a) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry;

     (b) Executive's voluntary resignation from employment with the Company for reasons other than those specified in section 9(a);

     (c) Executive's death; or

     (d) a determination that the Executive is eligible for long-term disability benefits under the Bank's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then the Company shall have no further obligations under this Agreement, other than the payment to Executive (or, in the event of his death, to his estate) of the portion, if any, of the salary earned by the Executive through the date of his termination of employment with the Company which remains unpaid as of such date and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Company or the Bank.

     For purposes of section 10(a), no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company and its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The cessation

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of employment of Executive shall not be deemed to be for "cause" within the meaning of section 10(a) unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the non-employee members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in section 10(a) above, and specifying the particulars thereof in detail.

     SECTION 11. TERMINATION UPON OR FOLLOWING A CHANGE OF CONTROL.
                 --------------------------------------------------

     (a) A Change of Control of the Company ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

          (i) approval by the stockholders of the Company of a transaction that would result in the reorganization, merger or consolidation of the Company, respectively, with one or more other persons, other than a transaction following which:

               (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended "Exchange Act") in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

               (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

          (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

          (iii) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan for such liquidation or dissolution;

          (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of the Company do not belong to any of the following groups:

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               (A) individuals who were members of the Board of the Company on the date of this Agreement; or

               (B) individuals who first became members of the Board of the Company after the date of this Agreement either:

                    (I) upon election to serve as a member of the Board of the
               Company by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                    (II) upon election by the stockholders of the Company to
               serve as a member of the Board of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

          PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board of the Company; or

          (v) any event which would be described in section 11(a)(i), (ii),
     (iii) or (iv) if the term "Bank" were substituted for the term "Company" each time the term appears therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 11(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

     (b) In the event that the Executive's employment with the Company terminates due to his voluntary resignation within ninety (90) days following the effective date of a Change of Control or due to a termination not for Cause, Executive shall be entitled to the payments and benefits contemplated by section 9(b); PROVIDED, HOWEVER, that the benefit owed under section 9(b) shall be calculated as if the Remaining Unexpired Employment Period was a fixed term of three (3) years.

     SECTION 12. TAX INDEMNIFICATION.
                 --------------------

     (a) This section 12 shall apply if Executive's employment is terminated upon or following (i) a Change of Control (as defined in section 11 of this Agreement); or (ii) a change "in the ownership or effective control" of the Company or the Bank or "in the ownership of a substantial portion of the assets" of the Company or the Bank within the meaning of section 280G of the Code. If this section 12 applies, then, if for any taxable year, Executive shall be liable for the payment of an excise tax under section 4999 of the Code with respect to any payment in the nature of compensation made by the Company, the

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Bank or any direct or indirect subsidiary or affiliate of the Company or the
Bank to (or for the benefit of) Executive, it shall be the sole obligation and responsibility of the Company to pay to Executive an amount equal to X, determined under the following formula:

     X    =                  E x P
               ----------------------------------
               1  [(FI x (1  SLI)) + SLI + E + M]

     where

     E    =    the rate at which the excise tax is assessed under section
               4999 of the Code;

     P    =    the amount with respect to which such excise tax is assessed, determined without regard to this section 12;

     FI   =    the highest marginal rate of income tax applicable to Executive under the Code for the taxable year in question;

     SLI  =    the sum of the highest marginal rates of income tax applicable to
               Executive under all applicable state and local laws for the taxable year in question; and

     M    =    the highest marginal rate of Medicare tax applicable to Executive under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) Executive under the terms of this Agreement, or otherwise, and on which an excise tax under section 4999 of the Code will be assessed, the payment determined under this section 12(a) shall be made to Executive on the earlier of (i) the date the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by Executive.

     (b) Notwithstanding anything in this section 12 to the contrary, in the event that Executive's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in section 12(a), Executive or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under section 12(a), when increased by the amount of the payment made to Executive under this section 12(b) by the Company, or when reduced by the amount of the payment made to the Company under this section 12(b) by Executive, equals the amount that should have properly been paid to Executive under section 12(a). The interest paid under this section 12(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to Executive under this section 12, Executive shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax payment made by the Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.


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     SECTION 13. PROTECTIVE COVENANTS
                 --------------------

     (a) NON-COMPETITION. The Executive hereby covenants and agrees that, in the event of his termination of employment with the Company prior to the expiration of the Employment Period, for a period of one year following the date of his termination of employment with the Company or the Bank, he shall not, without the written consent of the Company, become an officer, employee, or consultant of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, any other entity engaged in the business of accepting deposits or making loans, or any direct or indirect subsidiary or affiliate of any such entity having its principal office located in Hampden County; PROVIDED, HOWEVER, that this section 13(a) shall not apply if the Executive is entitled to the benefits described in sections 9(b)(iii), 9(b)(iv), 9(b)(v), 9(b)(vi) and 9(b)(vii) hereof or due to a termination that is not for cause.

     (b) CONFIDENTIALITY. Unless he obtains the prior written consent of the Company, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); PROVIDED, HOWEVER, that nothing in this section 13(b) shall prevent the Executive, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

     (c) SOLICITATION. The Executive hereby covenants and agrees that, for a period of one year following his termination of employment with the Company or the Bank, he shall not, without the written consent of the Company and the Bank, either directly or indirectly:

          (i) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business and having its principal office located in Hampden County;

          (ii) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the counties specified in section 13(a); that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank, or any of their respective subsidiaries or affiliates to terminate his employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business and having its principal office located in Hampden County;

          (iii) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company to terminate an existing business or commercial relationship with the Company.

     (d) SURVIVAL OF THE SECTION 13 PROVISIONS. The provisions of this section 13 shall survive the termination or expiration of this Agreement, and the existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenant.

     SECTION 14. NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.
                 ------------------------------------------------

     The termination of Executive's employment during the term of this Agreement or thereafter, whether by the Company or by Executive, shall have no effect on the rights and obligations of the parties hereto under the Company's or Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company or the Bank from time to time.

     SECTION 15. COMPANY STOCK RIGHTS.
                 ---------------------

     At the election of the Company made within thirty (30) days following the Executive's termination of employment with the Company, the Company may request the surrender of options or appreciation rights issued to Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Company or the Bank, in exchange for which the Company agrees to pay a lump sum payment in an amount equal to the product of:

     (a) the excess of (I) the fair market value of a share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over (II) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

     (b) the number of shares with respect to which options or appreciation rights are being surrendered.

     SECTION 16. SUCCESSORS AND ASSIGNS.
                 -----------------------

     This Agreement will inure to the benefit of and be binding upon Executive, his legal representatives and testate or intestate distributees, and the Company and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred.

     SECTION 17. NOTICES.
                 --------

     Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

     If to Executive:

          Donald R. Chase
          39 Timber Ridge Road
          West Springfield, MA 01089

     If to the Company:

          Westbank Corporation
          225 Park Avenue
          West Springfield, MA 01089

     Attention: Board of Directors - Compensation Committee
                -------------------------------------------
          WITH A COPY TO:

          Thacher Proffitt & Wood
          1700 Pennsylvania Avenue, N.W., Suite 800
          Washington, D.C.  20006

          Attention: Richard A. Schaberg, Esq.
                     -------------------------


     SECTION 18.  INDEMNIFICATION FOR ATTORNEYS' FEES.
                  ------------------------------------

     The Company shall indemnify, hold harmless and defend Executive against reasonable attorneys' fees and expenses incurred by him in connection with or arising out of any mediation, action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; PROVIDED, HOWEVER, that Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or of a mediator in a mediation proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company's obligations hereunder shall be conclusive evidence of Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

     SECTION 19.  SEVERABILITY.
                  -------------

     A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

     SECTION 20.  WAIVER.
                  -------

     Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     SECTION 21.  COUNTERPARTS.
                  -------------

     This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     SECTION 22.  GOVERNING LAW.
                  --------------

     This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the internal laws of the Commonwealth of Massachusetts applicable to contracts entered into among parties all of whom are citizens and residents of the Commonwealth of Massachusetts and to be performed entirely within the Commonwealth of Massachusetts, irrespective of the actual citizenship or residency of the parties.

     SECTION 23. HEADINGS AND CONSTRUCTION.
                 --------------------------

     The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

     SECTION 24. ENTIRE AGREEMENT; MODIFICATIONS.
                 --------------------------------

     This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     SECTION 25. NON-DUPLICATION.
                 ----------------

     In the event that Executive shall perform services for the Bank or any other direct or indirect subsidiary of the Company, any compensation or benefits provided to Executive by such other employer shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to Executive for all services to the Company and all of its direct or indirect subsidiaries, including the Bank.

     SECTION 26. REQUIRED REGULATORY PROVISIONS.
                 -------------------------------

     Notwithstanding anything herein contained to the contrary, any payments to Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

     SECTION 27. COMPANY AND AFFILIATES.
                 -----------------------

     The Company may satisfy its obligations under this Agreement either directly or indirectly through one or more direct or indirect subsidiaries or affiliates. The Executive agrees that this Agreement requires that the Executive make his services available to the Company, the Bank and their respective direct or indirect subsidiaries or affiliates as determined by the respective Boards of Directors of the Company and the Bank within the terms and conditions set forth in this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and Executive has hereunto set his hand, all as of the day and year first above written.


                                              /s/
                                              ---------------------------------
                                              DONALD R. CHASE



ATTEST:                                       WESTBANK CORPORATION


By  /s/                                       By  /s/
    ---------------------                         -----------------------------
    Robert J. Perlak                              NAME: Ernest N. Laflamme, Jr.
    Secretary                                     TITLE: Chairman of the Board



[Seal]

COMMONWEALTH OF MASSACHUSETTS       )
                                    : ss.:
COUNTY OF HAMPDEN                   )



     On this 17th day of December, 2003, before me personally came DONALD R. CHASE, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.



                                              /s/
                                              ----------------------------------
                                              Notary Public
                                              Mark A. Beauregard
                                              Commission Expires January 6, 2006




COMMONWEALTH OF MASSACHUSETTS       )
                                    : ss.:
COUNTY OF HAMPDEN                   )


     On this 17th day of December, 2003, before me personally came Ernest N. Laflamme, Jr., to me known, who, being by me duly sworn, did depose and say that he resides at 865 Montgomery Street, Chicopee, Massachusetts 01020, that he is a member of the Board of Directors of WESTBANK CORPORATION, the Massachusetts corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.




                                              /s/
                                              ----------------------------------
                                              Notary Public
                                              Mark A. Beauregard
                                              Commission Expires January 6, 2006